UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported) November 20, 2000


                    MAXUS REAL PROPERTY INVESTORS-FOUR, L.P.
             (Exact Name of Registrant as Specified in its Charter)


          MISSOURI                  000-11023                 43-1250566
(State or  Other Jurisdiction      (Commission              (IRS Employer
       of Incorporation)           File Number)           Identification No.)





104 Armour Road, North  Kansas City, MO                                 64116
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (816) 303-4500



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Item 5.  Other Events.


         On November 20, 2000, the existing debt collateralized by the Registrant's apartment building located in West St. Louis County, Missouri (Woodhollow Apartments) was refinanced through Northland/Marquette Capital Group, Inc. The new loan is for $9,900,000 with a term of ten (10) years and a thirty (30) year amortization schedule. The interest rate on the new loan is
7.45%. The note requires a monthly principal and interest payment of $61,462.50. The previous loan agreement provided for a floating interest rate of LIBOR plus 2.75%. This loan was to mature on November 30, 2001.

         A copy of the Multifamily Deed of Trust, Assignment of Rents and Security Agreement is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired

                  Not applicable.

         (b)  Pro Forma Financial Information

                  Not applicable.

         (c)  Exhibits

                  10.1 Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated November 20, 2000 by Maxus Real Property Investors-Four, L.P. for the benefit of Northland/Marquette Capital Group, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MAXUS REAL PROPERTY INVESTORS-FOUR, L.P.
                                    Missouri limited partnership

                                    By:     Maxus Capital Corp.,
                                            the Registrant's General Partner


Date: November 28, 2000                     By: /s/ Daniel W. Pishny
                                                    Daniel W. Pishny
                                                    President


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                            EXHIBIT INDEX TO FORM 8-K


         Exhibit
         Number            Description

         10.1 Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated November 20, 2000 by Maxus Real Property Investors-Four, L.P. for the benefit of Northland/Marquette Capital Group, Inc.



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